UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

COMMISSION FILE NUMBER 0-28720
(Exact name of registrant as specified in its charter)

Delaware	73-1479833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

40 Washington Street, Westborough, MA 01581
(Address of principal executive offices)(Zip Code)

(617) 861-6050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.
On March 27, 2012, the Audit Committee of the Board of Directors of PAID, Inc. (the “Company”) accepted the resignation of Grant Thornton, LLP (“GT”) as the Company's independent registered public accounting firm.  CCR LLP (“CCR”) the Company's former independent registered public accounting firm, resigned as the Company's independent registered public accounting firm simultaneous with the engagement of GT by the Company on December 2, 2011. This change was a result of GT's acquisition of certain assets and practices of CCR on December 1, 2011. The Company had agreed to the change as it had been very satisfied with CCR over many years and anticipated that the transition would be seamless and cost effective.
GT has not reported on the Company's consolidated financial statements for any period. CCR's reports on the Company's financial statements for the two years ended December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion (except for an emphasis of matter paragraph in 2009 which discussed substantial doubt regarding our ability to continue as a going concern) and were not qualified or modified as to audit scope or accounting principles.
During the Company's fiscal years ended December 31, 2011 or 2010, and through March 27, 2012, there were no disagreements between the Company and CCR or GT on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of CCR or GT, would have caused CCR or GT to make reference to the matter in their report. None of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K of the SEC's rules and regulations have occurred during the fiscal years ended December 31, 2011 and 2010 or through March 27, 2012, with the following exception: GT advised the registrant that information has come to the accountant's attention that has made it unwilling to be associated with the financial statements prepared by management. Prior to GT's resignation, GT had suggested that certain employee expenses and transactions be reviewed by an independent forensic accountant. The audit committee through counsel engaged an independent forensic accounting firm, who investigated the matters and reported its findings to the Company's audit committee. The audit committee found the investigation to be thorough, and found no material effects on the financial books of the Company with respect to the expenses and no intentional wrongdoing with respect to any matter, but agreed that additional internal controls should be put in place. The Company believes that it was working to address any items that concerned GT at the time of GT's resignation.  The Company accepted the resignation immediately. The Company requested GT to furnish the Company with a letter addressed to the Commission stating whether GT agrees with the above statements. A copy of GT's letter, dated April 2, 2012, is attached as Exhibit 16.1 to this Form 8-K. The Company is in the process of selecting a new independent registered public accounting firm.

Item 9.01.        Financial Statements and Exhibits.
(d)      Exhibits
See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAID, INC.
Registrant

Date:	April 2, 2012	By:	/s/ Christopher Culross
Christopher Culross, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Grant Thornton, LLP dated April 2, 2012